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                                                                    EXHIBIT 10.3

                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


         This Amendment No. 1 (the "Amendment") to the Employment Agreement, dated as of September 21, 2004 (the "Original Agreement"), by and among Community First, Inc. (the "Company"), Community First Bank & Trust (the "Bank") and Marc R. Lively (the "Executive"), is made as of August 16, 2005. All terms used herein that are defined in the Original Agreement shall have the same meanings when used herein, unless otherwise defined herein.

         WHEREAS, each of the parties hereto is party to the Original Agreement; and

         WHEREAS, the parties hereto desire to amend the Original Agreement in accordance with Section 14 of the Original Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Section 5(f) of the Original Agreement is hereby deleted and replaced with the following:

         (f) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Bank to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5(f)) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, and taking account of any withholding obligation on the part of the Bank, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (i) All determinations required to be made under this Section 5(f), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determination, shall be made by the Bank's regular certified public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Bank and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Bank. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change in control, the Bank shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Bank.



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                  (ii) As a result of the uncertainty in the application of
         Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Bank should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event of an Underpayment, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Bank to or for the benefit of Executive.

         2. Except as expressly modified in this Amendment, the terms and conditions of the Original Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.


                                       COMMUNITY FIRST, INC.


                                       By:  /s/ Eslick Daniel, MD
                                            ---------------------------------
                                       Name:  Eslick Daniel, MD
                                       Title: Chairman


                                       COMMUNITY FIRST BANK & TRUST


                                       By:  /s/ Eslick Daniel, MD
                                            ---------------------------------
                                       Name:  Eslick Daniel, MD
                                       Title: Chairman



                                       By:   /s/ Marc R. Lively
                                             ---------------------------------
                                             Marc R. Lively